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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

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                                CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                    THE SECURITIES AND EXCHANGE ACT OF 1934

                         Date of Report: May 20, 1998
                       (Date of earliest event reported)


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                         CARDIAC CONTROL SYSTEMS, INC.
            (Exact Name of Registrant as specified in its charter)


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            Delaware                       0-14653               74-2119162
(State or other jurisdiction of    (Commission File Number)    (I.R.S. Employer
Incorporation or Organization)                               Identification No.)

                             3 COMMERCE BOULEVARD
                           PALM COAST, FLORIDA 32164
               (Address of Principal Executive Offices, Zip Code)


                                (904) 445-5450
             (Registrant's Telephone Number, including area code)

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ITEM 5. OTHER EVENTS.

        This Form 8-K supplements a previous 8-K filed on January 20, 1998 which describes a proposed merger of CCS Subsidiary, Inc. ("Sub"), a wholly-owned subsidiary of Cardiac Control Systems, Inc. ("Registrant" or "Cardiac"), with and into Electro-Catheter Corporation, a New Jersey corporation ("Electro") (the "Merger") as a result of which Electro will become a wholly-owned subsidiary of Registrant. To effectuate the Merger, Cardiac and Electro executed an Agreement and Plan of Reorganization dated January 20, 1998 (the "Merger Agreement").

        In order to amend certain provisions of the Merger Agreement, Registrant, Electro and Sub executed a First Amendment to the Merger Agreement dated May 5, 1998 (the "Amendment"). The Amendment provides, among other things, that: (i) Registrant shall reorganize into a holding company structure whereby Registrant will be a wholly owned subsidiary of a newly formed holding company ("Holdings"); (ii) upon the effectiveness of the Merger, holders of Electro's common stock, $.10 par value per share ("Electro Common Stock"), will receive one share of common stock of Holdings, $.10 par value per share, for each share of Electro Common Stock held; and (iii) the material conditions to the obligations of Registrant, Electro or Sub to consummate the Merger may no longer be waived or modified by the party that is, or whose stockholders are, entitled to the benefits thereof.

        The Registrant still plans to consummate the Merger after the occurrence of all conditions precedent.

                                  SIGNATURES

        Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     CARDIAC CONTROL SYSTEMS, INC.
                                          (Registrant)

Date: May 20, 1998,                  By: /s/ Alan J. Rabin
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                                         Alan J. Rabin
                                         President and Chief Executive Officer